Exhibit 10.34

New Supply Contract and Distribution Agreement between JINKO and IBC dated May 31st 2010

New Supply Contract

and Distribution-Agreement

Between

Jinko Solar Import and Export Co., Ltd.

Address: Xuri District, Shangrao Economic Development Zone, Jiangxi Province, China 334100 represented by Mr. Chen Kang Ping, CEO and by Ms. Yan Li (Anita Li) of Jinko Solar Import and Export Co., Ltd.

- Hereinafter called “JINKO”-

And

IBC SOLAR AG

Address: Am Hochgericht 10, 96231, Bad Staffelstein, Germany, represented by Mr. Udo Möhrstedt, CEO and by Mr. Christian Lieberth, Vice President of Purchasing and Product Management of IBC SOLAR AG.

- Hereinafter called “IBC”-

- JINKO and IBC hereinafter called individually a “party”, or, collectively, the “parties” –

Preamble

WHEREAS, both parties are working on the field of photovoltaic energy-production, however in different segments of the business:

-	JINKO is manufacturing solar-modules in mono- and polycrystalline technology.

-	IBC is working as a whole-selling company and system-integrator for photovoltaic solar-systems in Germany, Europe and other countries all over the world;

Both Parties agree to establish and improve a long term strategic cooperation to develop photovoltaic business in Germany and other countries. WHEREAS, IBC and JINKO have concluded on 22nd April 2010 a “Supply Agreement” (hereinafter called the “Old Agreement”) which indicates the both parties intention of a long term cooperation and defines the terms and condition for the year of 2010 as well. In order to intensify and clarify the cooperation both parties agree to define their cooperation on a modified basis;

NOW, THEREFORE, the parties agree to substitute the Old Agreement with this New Supply Contract and Distribution Agreement (hereinafter “this Agreement”), which provides as follows:

1	Object and Purpose

1.1	IBC appoints Jinko as a Manufacturer for the production of IBC-brand modules in Jinko production plant located in Xuri District, Shangrao Economic Development Zone, Jiangxi Province, China 334100, Jinko is willing to act as Manufacturer for IBC brand modules and IBC is willing to act as Distributor for the defined products all over the world except Israel(“Territory”). However, IBC retains the right to renegotiate with JINKO about Israel sales market after the year of 2010.

A detailed list of the products currently covered by this Agreement (the “Products”) is set forth in Annex 1- Product Specification.

New Supply Contract and Distribution Agreement between JINKO and IBC dated May 31st 2010

1.2	IBC shall purchase the Products from JINKO in its own name and for its own account and shall sell them to third parties in IBC’s own name and for its own account on a worldwide basis except Israel market.

2	Obligations of IBC

2.1	IBC will do its best efforts to develop and promote the sale of the Products using marketing strategies agreed with JINKO from time to time and to expand the sale of the Products. IBC will not do anything which may hinder or interfere with such sales. IBC will refrain from any action, which will harm the goodwill associated with any trademarks of JINKO.

2.2	IBC will pay JINKO or ensure payment to JINKO of all sums due to JINKO for sales of the Products in accordance with this Agreement.

2.3	IBC will carry out, customer and warranty services for the Products in accordance with the warranty terms of IBC and JINKO as set forth in Annex 2 —the “Warranty Terms”. IBC will inform JINKO of issues of general importance which unfold in connection with warranty cases and discuss such issues with JINKO. The final decision in all warranty matters towards the end users will, however, remain with IBC.

2.4	IBC will observe at all times any and all applicable rules and regulations regarding fair competition and the avoidance of corruption and other illicit business practices. Furthermore, IBC shall inform JINKO about market feedback of any unfair competition practices of other companies with regard to the Products as well as possible infringements of patents and other intellectual property rights of JINKO without undue delay and in writing.

2.5	IBC will inform JINKO without undue delay in writing should any third party acquire direct or indirect control of IBC.

2.6	Apart from Force Majeure under this Agreement, it is agreed that IBC admits Liquidated Damages of the amount of the Commercial Invoice for each delayed payment. A delay of maximum **** weeks (defined according to the payment terms set forth in Annex 5) is accepted by JINKO. In case of payment with a delay of more than **** weeks **** % Liquidated Damage of the amount of the Commercial Invoice for each calendar week shall be accepted by IBC. (e.g. **** weeks delay means a Liquidated Damage of ****%). However, the total damage compensation should not exceed ****% of the Due Payment.

In case of no payment IBC will pay an amount of ****% of the commercial invoice amount of the not paid commercial invoices.

Further, after receiving all of necessary documents in time, IBC should be responsible for storage charge and any others charge arising from its delay of picking up the Products. Provided that JINKO deliver the Products in accordance with Annex 1, IBC should be responsible for any material damage or loss, such as the value of Products, arising from failure of taking delivery at the destination port.

3	Minimum Purchase Quantity, Forecasts

3.1	The supply quantities and supply schedules for the year 2010 are specified in Annex 4- Quantities. And the monthly shipping schedule must be confirmed by both Parties.

3.2	IBC shall place Purchase Orders for and buy Products in accordance with the terms and conditions of this Agreement. IBC shall provide JINKO with a written Purchase Order quarterly according to Annex 4 latest 4 weeks before beginning of each calendar quarter.

****	Confidential material omitted and filed separately with the Commission.

New Supply Contract and Distribution Agreement between JINKO and IBC dated May 31st 2010

3.3	Purchase Orders may be sent by electronic media approved by JINKO and shall at least specify Product type, price, payment terms, delivery terms, quantity, destination, and requested shipment date. Provided a Purchase Order is for Products within the required commitments of this Agreement, including the forecast amounts accepted by JINKO pursuant to Annex 4 – Quantities and the timing requirements set forth in §3.2, and does not conflict with the terms and conditions of this Agreement, JINKO shall acknowledge and accept such Purchase Order by written notice or e-mail transmission delivered to IBC within **** working days following JINKO’s receipt of such Purchase Order. JINKO’s acknowledgement shall provide expected shipment dates and quantities of each Product type for the respective Purchase Order. Purchase Orders will be binding upon JINKO when accepted by JINKO and confirmed by delivery of JINKO’s order acknowledgment according to this Sub-clause 3.3.

3.4	Prior to the beginning of each calendar quarter, IBC shall give JINKO a written estimation regarding the anticipated quantities to be delivered in the **** months period following the respective calendar quarter. Such purchase forecasts will not be binding upon the Parties.

3.5	Placement of Orders by Subsidiaries of IBC shall be accepted by JINKO. JINKO shall accept Purchase Orders meeting the requirements of this Agreement from third parties that are Subsidiaries of IBC’s, provided that IBC has confirmed in writing that such third parties are Subsidiaries. Notwithstanding the foregoing, in the event that IBC represents that an entity is an Subsidiary of IBC from which orders are to be accepted hereunder, JINKO shall treat such orders as Purchase Orders by an Subsidiary of IBC under this Section 3.5 (Placement of Orders by Subsidiaries) notwithstanding such entity’s failure to actually qualify as an Subsidiary as defined herein. In case of purchase order placed by IBC Subsidiaries, and in case of direct shipment to IBC Subsidiaries, IBC will provide IJINKO a parent company guaranty which defines the liability of IBC AG. In addition, both parties agree that a separate parent company guaranty will be issued by IBC, provided that this parent company guaranty is agreed by both parties in accordance with this Agreement.

3.6

For the period after 2010 both parties agree, in case that the contract should not be terminated, it is automatically extended by one further year. In all subsequent years the Termination notice period is 3 months to December 31st of the current year.

4	Obligations of JINKO

4.1	JINKO will deliver the Products on the basis of accepted purchase orders placed by IBC, provided, however, that the orders have been made according and subject to the regulations of this Agreement.

4.2	JINKO will deliver the Products according to the specifications in Annex 1-Product Specification and in accordance to all other written technical agreements between both parties.

4.3	JINKO will deliver the Products on a very high quality-level. JINKO will at every time do its commercially reasonable efforts to improve quality and reliability of the Products. Especially JINKO will work on a high relative power-output of the solar-modules at lower insulation compared to the nominal power at nominal insulation in order to develop a high energy-production of these modules per year.

4.4	JINKO will deliver the Products certified according to international rules, esp. IEC 61215:2005, IEC 61730-1, IEC 61730-2, IEC 60904 in the current and valid version.

****	Confidential material omitted and filed separately with the Commission.

New Supply Contract and Distribution Agreement between JINKO and IBC dated May 31st 2010

JINKO will provide IBC with a copy of ISO 9001 certificate and with a confirmation that IEC 60904-1 and IEC 60904-3 are being applied in its internal standard production and quality assurance process. Until 15th June 2010 the original certificates must be available.

JINKO ensures to have a valid certificate according international rules mentioned in this paragraph for every module type of the Products, and further ensures that all supplies confirm to the agreed specifications (Annex 1) and Quality Criteria (Annex 3 quality criteria).

IBC strongly focus on quality as a maximum benefit for the customer. Therefore it is planned to introduce a certain quality system approved by IBC to finally qualify JINKO as a preferred supplier. The result shall be a mutual agreed Quality Assurance Agreement (“QAA”). This issue shall be discussed and agreed mutually at a later date.

4.5	JINKO will acknowledge any official test-result from a first-class international research-institute accepted by IBC, such as Fraunhofer ISE in Freiburg or TÜV-Rheinland in Cologne concerning the Products. If in any case discrepancy is found between JINKO’s specification and institute test-result, JINKO ensures to take action to supply Products according to the specification and to indemnify IBC for all damage or loss as set forth in Annex 2-warranty.

4.6	JINKO will support IBC in customer and warranty services for the Products in accordance with the warranty-terms in Annex 2 -warranty. JINKO will bear all costs for warranty-services rendered by IBC according to IBC’s obligation as set forth in Annex 2- Jinko Warranty.

4.7	JINKO will receive IBC’s representatives from time to time and grant such representatives reasonable assistance required in assessing the Products, the quality and the manufacturing of the Products. IBC will inspect the manufacturing facilities of JINKO as early as possible in the year 2010, and JINKO will give IBC all support required by IBC in connection therewith.

4.8	JINKO will observe at all times any and all applicable rules and regulations regarding fair competition and the avoidance of corruption and other illicit business practices. Furthermore, JINKO shall inform IBC about any unfair competition practices of third parties with regard to the Products as well as possible infringements of patents, trade-marks and other intellectual property rights of IBC without undue delay and in writing.

4.9	JINKO will inform IBC without undue delay in writing should any third party acquire direct or indirect control of JINKO or should JINKO become affiliated with a competitor of IBC (as defined in Art. 8.3 lit. h) below.

4.10	JINKO will not sell IBC branded modules to any customer other than IBC without prior written approval from IBC.

4.11	Apart from Force Majeure it is agreed that JINKO admit a deduction of the amount of the commercial invoice for each delayed shipment. The scheduling of deliveries shows the planned shipments for the appropriate calendar week and is enclosed in Annex 4.

A delay of maximum **** weeks (defined according to the shipping date) is accepted by IBC. In case of shipment with a delay of more than **** weeks **** % deduction of the amount of the invoice for each calendar week shall be accepted by JINKO (e.g. **** weeks delay means a deduction of ****%). The deduction will be limited to maximum ****% of the commercial invoice amount in case of delay of **** weeks or more. In case of no deliveries JINKO will pay an amount of **** of the commercial invoice amount of the not supplied shipments.

****	Confidential material omitted and filed separately with the Commission.

New Supply Contract and Distribution Agreement between JINKO and IBC dated May 31st 2010

4.12	JINKO shall provide reasonable advice and support to IBC in connection with the establishment and operation of its business as well as with regard to the servicing of the Products. JINKO shall provide such information and support as may reasonably be requested by IBC to enable it properly and efficiently to discharge its duties under this Agreement within the guidelines defined under mutually agreed warranty policy as per the Annex 2.

5	Prices and Payments

5.1	Price will be calculated according to the nominal power and will be paid in USD, CIF European Seaport which will be defined by IBC, Incoterms 2000. A detailed price list for calendar months is set forth in Annex 5- Price list.

5.2	Both parties agree that the Price for June, July, August, September, October of 2010 is fixed as set forth in Annex 5. The down payment for orders in June, July is USD****. The price for November 2010 will be defined and fixed by both parties latest at the end of August 2010.

5.3	The above defined Price is calculated with the compatible MC4 connector. Provided that IBC requires using the original MC4, therefore IBC will delivery Jinko certain MC4 connector according to the defined quantity. In addition IBC ensures Jinko that the price for the original MC4 connector will be lower than **** € per pairs for the whole year of 2010.

5.4	Prices after the year of 2010 shall be fair and reasonable according to the market-situation. Prices shall be fixed bindingly for each calendar quarter at least **** weeks before the beginning of this calendar quarter. A changed price for the following calendar quarter becomes valid when both parties agree on updated Annex 5 in writing. Variation of this term shall be mentioned in Annex 5.

Both parties have the right to request a price adaptation for each quarter. In case both parties can not agree on new pricing for the following calendar quarter, both parties will supply information on pricing and market to explain their position. Both parties will always engage to find a mutual agreement on pricing.

In general both parties agree to reduce prices according to the German Feed-in Tariff and the relevant German legislation, in particular the Erneuerbare Energien Gesetz (EEG).

Both Parties agree to re-discuss pricing to find a mutual consent if the Feed-in Tariff according to the German legislation will be reduced. The new pricing will be applicable to all deliveries made (i.e. loaded on the vessel) **** weeks before the date the reduction of the Feed in Tariff becomes effective.

Both parties agree that clause 5.4 is valid starting from 2011.

5.5	Payments for deliveries of Products are due and payable in USD by T/T **** days after issuance of the bill of lading. Special payment terms which could be reached are set forth in Annex 5 price list and payment terms.

5.6	JINKO will secure that the original B/L documents (3 sets) will be delivered via courier to IBC not later than 7 calendar days after the B/L date. As soon as JINKO has the BoL available, a PDF copy will be sent to IBC via email.

****	Confidential material omitted and filed separately with the Commission.

New Supply Contract and Distribution Agreement between JINKO and IBC dated May 31st 2010

5.7	IBC shall be free to determine its own prices and conditions in reselling the Products, provided that such prices are consistent with IBC’s obligations to diligently sell the Products and to not engage in any unfair, deceptive business practice.

5.8	The delivered goods remain property of JINKO until the respective purchase prices have been paid in full. Should the delivered goods are connected with other goods or be processed by IBC, then the goods are partially property of JINKO to the fraction that corresponds to the relation of the delivered goods to the other goods used by IBC on time of connection. IBC shall, however, be entitled to sell the goods in the ordinary course of its business.

6	PROVISION OF DATA

6.1	Flash Report. JINKO shall provide IBC with Flash Report for the Products in an electronic format within **** working days after the Products leave the harbour in China. JINKO will ensure this data is in a format suitable for loading into IBC’s database.

6.2	Backlog. JINKO shall provide IBC with Backlog for the confirmed Purchase Orders in an electronic format each Monday. JINKO will provide IBC with a separate Backlog for all IBC subsidiaries. In case of any change of the Backlog JINKO will provide an updated Backlog with immediately effect.

JINKO will ensure this data will be issued in a format suitable for loading into IBC’s database.

6.3	BoL. The original BoL will be sent by JINKO via courier express service at the latest **** working days after ETD harbour China.

6.4	Acknowledgement of Order. The acknowledgement of Order shall at least specify Product type, price, payment terms, delivery terms, quantity, destination, and estimated shipment date. This acknowledgement of Order must be sent by telefax or other electronic media approved by IBC at the latest **** working days after the Purchase Orders issued by IBC.

7	Withdrawal of Products and Specification Changes

7.1	Provided IBC confirms in writing, JINKO is entitled to make changes to the Products set forth in Annex 1.

7.2	Provided such one or more of the changes do not affect the form, fit, function, optic or state of certification of the products, JINKO is entitled to make such changes to the Products set forth in Annex 1 with written notice to IBC in advance.

7.3	In the event that JINKO knows of proposed changes to the Product specifications that will affect the form, fit, function, optic or state of certification of the Products JINKO is obliged to inform IBC at least **** days in advance prior to implementing such changes. JINKO shall not incur any liability thereby or any obligation to provide such changes or improvements on Products previously purchased or sold by IBC.

7.4	If such changes cause IBC (or its Subsidiaries) to cancel or modify Purchase Orders because IBC’s (or its Subsidiaries’) customers refuse to accept the Products as modified, then IBC (or its Subsidiaries) will not incur any liability as a result of such change or cancellation in any Purchase Order and the quarterly requirements represented by such changes or cancellations, as the case may be.

7.5	JINKO shall inform IBC in writing about any exclusion or adding of products and about any change in specification including optical changes at least three (3) months before shipment of Products by sending a revised version of Annex 1 and Annex 3. Any such changes will be mutually reviewed by IBC and JINKO within **** working days and agreed upon before implementation. Any changes including only optical changes in IBC-branded OEM modules will not become valid without the prior written consent of IBC.

****	Confidential material omitted and filed separately with the Commission.

New Supply Contract and Distribution Agreement between JINKO and IBC dated May 31st 2010

8	Effective Date, Term and Termination

8.1	This Agreement becomes effective on signing by both parties.

8.2

This Agreement has a fixed term until December 31st 2010. During this term neither party may terminate this Agreement without good cause. This Agreement may be terminated without good cause for the first time with effect on 31st December 2010 with a three (3) months notice and in writing. Shoud this Agreement not be terminated, it is automatically extended by one further calendar year. In all subsequent years, the notice period is three (3) months to December 31st of the current calendar year.

8.3	The right to termination for good cause remains unaffected. A party (the terminating party) shall be entitled to terminate for good cause in particular if

a)	insolvency, composition or bankruptcy proceedings have been initiated against the other party or the initiation of such proceedings has been refused due to lack of funds sufficient to cover the costs thereof;

b)	a third party acquires direct or indirect control over the other party and such acquisition adversely affects the interests of the terminating party;

c)	the other party ceases to make payments or deliveries or is in default with payment or delivery obligations under this Agreement for more than 90 days despite a written reminder from the terminating party and the appointment of an appropriate time limit mutually agreed;

d)	the other party transfers rights and/or obligations under this Agreement to third parties without the prior written consent of the terminating party in violation of Clause 13;

e)	termination right for IBC: the Products do not fulfil the agreed specification despite a written reminder from IBC and the appointment of an appropriate time limit;

f)	termination right for IBC: JINKO doesn’t fulfil the warranty-obligations of this Agreement despite a written reminder from IBC and the appointment of an appropriate time limit;

g)	Termination right for IBC: JINKO sells or offers to sell without a written approval from IBC Products in violation of section 5.11 above.

g)	termination right for IBC: if JINKO becomes affiliated with a competitor of IBC, i.e. JINKO controls, is controlled by, or is under common control with, a competitor of IBC.

h)	termination right for JINKO: IBC doesn’t fulfil timely payment of this Agreement despite a written reminder from JINKO and the appointment of an appropriate time limit;

In addition, Provided JINKO give all of the necessary documents to IBC in time, IBC doesn’t pick up the Products at the destination port, despite a written reminder from JINKO and the appointment of an appropriate time limit; JINKO reserves the right to postpone the following delivery with written notice!

New Supply Contract and Distribution Agreement between JINKO and IBC dated May 31st 2010

8.4	Any termination shall be deemed to have been duly given only if made in writing, in the English language and if delivered to the following addresses:

If to JINKO, to:

Xuri District,Shangrao Economic Development Zone, Jiangxi Province,

China, 334100

if to IBC to:

IBC-SOLAR AG, Am Hochgericht 10, 96231 Bad Staffelstein, Germany;

And if made in the following manner: (i) hand delivery against a receipt signed and dated by the addressee, (ii) registered mail with return receipt requested, or (iii) courier.

9	Consequences of Termination

9.1	Upon termination of this Agreement by IBC for cause under Clause 8.3 above, IBC may, as its option, cancel all of IBC’s not yet produced Purchase orders without further obligation. However, the modules already produced for IBC brand, but not shipped out, IBC is obliged to take and pay according to this Agreement.

9.2	Each party’s further rights and obligations cease immediately on termination of this Agreement but termination does not affect:

a)	a party’s accrued rights and obligations at the date of termination;

b)	the continued existence and validity of the rights and obligations of the parties under those clauses which are expressed to survive termination and any provisions of this Agreement necessary for the interpretation enforcement of this Agreement;

c)	The validity of warranty-conditions.

9.3	As of the date the termination takes effect, IBC shall avoid all references to his capacity as a Distributor of JINKO and shall remove any such references from both his business premises and his business papers etc. and shall, in particular, cease to use the Trademarks. The right of IBC to fulfil customer orders already accepted by IBC shall remain unaffected.

9.4	From the date of termination JINKO shall have the right to refuse to accept further orders.

10	Confidentiality, Competition

10.1	Each Party agrees to keep secret and strictly confidential any and all information (including, but not limited to, the specifications of Products, operations, processes, plans or intentions, Product information, know-how, design rights, trade secrets, market opportunities and business affairs as well as other information exchanged between the Parties under this Agreement) disclosed by the other Party and not to disclose such information to any third party, unless otherwise agreed in writing.

10.2	Each Party furthermore agrees that it may only use information as set forth above for the purpose of carrying out this Agreement. However and notwithstanding the foregoing, the confidentiality obligation as set forth in this Article shall not apply to information:

a)	which is at the date of this Agreement or at any time after the date of this Agreement comes into the public domain other than through breach of this Agreement by one of the Parties;

b)	which can be shown by one party to the other party’s reasonable satisfaction to have been known by the one party at the time of receipt;

New Supply Contract and Distribution Agreement between JINKO and IBC dated May 31st 2010

c)	which was disclosed to one party by a third party who may lawfully do so under no obligation of confidentiality towards the other Party;

d)	which one party can prove, is/was developed independently from information or materials from the other party;

e)	A party may disclose information to the extent required to be disclosed by law or court order, provided that notice thereof is promptly delivered to the other Party. However, each Party may disclose the required information of this Agreement by Stock and Securities regulatory authority to SEC for potential IPO project.

10.3	The disclosing party shall have the burden of proving any of the above listed exceptions.

Both Parties shall limit the access to information to such persons or employees who have to be informed thereof within the scope of this Agreement and who have either by means of their employment contract or by a separate secrecy undertaking accepted to be subject to an obligation similar to that set forth in this Article, and which shall be effective, as far as legally possible, both during and after the period of their employment.

10.4	The confidentiality obligations as set forth above shall survive a termination or expiration of this Agreement for a period of 2 years.

10.5	All press releases referring to this Agreement require the prior written consent of both parties.

11	Assignment

The assignment of rights and obligations of one of the parties under this Agreement shall require the written consent of the other party. However, such written consent of other party is not required in case of sale of business, consolidation, re-organization, merger or change of control or by operations of law. IBC has the right to assign rights and obligations under this agreement to its subsidiaries without the written consent of JINKO. JINKO has the right to assign rights and obligations under this agreement to its subsidiaries or holding companies or main corporate resulted in any restructure of organization without the written consent of IBC.

12	Force Majeure

12.1	Unless otherwise specifically stated in this Agreement, neither party shall be responsible for default in the performance of its obligations and delivery obligations due to contingencies beyond its control such as natural disaster, war, insurrection, epidemic, riot, revolution, commotion, strikes, lock-out or governmental restrictions. If either party is prevented by such cause or causes from performing its obligations under this Agreement, such party shall promptly notify the other party thereof. Any default until the date of dispatch of such notice shall not be deemed to have taken place due to causes beyond the control of the defaulting party.

12.2	In the event that such cause or causes have continued to exist for three (3) months or more, the non-defaulting party may, at its option, suspend or terminate this Agreement by giving notice to that effect in writing to the other party.

New Supply Contract and Distribution Agreement between JINKO and IBC dated May 31st 2010

13	Applicable Law, Arbitration

13.1	This Agreement is governed by, and shall be construed in accordance with the laws of Germany. The UN Convention on the International Sale of Goods (CISG) shall not apply.

13.2	All disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with the said rules

The place of arbitration shall be Zurich, Switzerland.

The language to be used in the arbitral proceedings shall be English.

14	General

14.1	Changes and amendments to this Agreement are possible, but they shall be valid only if made in writing and if they are accepted and signed by or on behalf of both parties. This rule also applies to an agreement under cancellation of the written form requirement.

14.2	The invalidity or impracticability of any of the provisions of this Agreement shall not affect the validity of the remaining provisions. In this case, the parties shall replace the invalid or impracticable by the valid or practicable provision which comes as close as possible to the invalid or impracticable provision.

14.3	This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile and the parties agree that such facsimile execution and delivery shall have the same force and effect as delivery of an original document with original signatures, and that each party may use such facsimile signatures as evidence of the execution and delivery of this Agreement by all parties to the same extent that an original signature could be used.

15	Termination of Old Agreement

The Old Agreement shall terminate with immediate effect upon the parties signing this New Supply Contract and Distribution Agreement. All rights and obligations of the parties which concern Quantity, Price, payment term and deliveries made under the Old Agreement shall, however, survive its termination.

Date	May 31, 2010

/s/ Xiande Li	/s/ Udo Möhrstedt
Mr. Xiande Li	Mr. Udo Möhrstedt, CEO
on behalf of	on behalf of
Jinko Solar Import and Export Co., Ltd.	IBC SOLAR AG

/s/ Anita Li Yan	/s/ Christian Lieberth
Ms Anita Li Yan; General Manager	Mr. Christian Lieberth, Vice President
on behalf of	Purchasing and Product Management

Jinko Solar Import and Export Co., Ltd	on behalf of
IBC SOLAR AG

New Supply Contract and Distribution Agreement between JINKO and IBC dated May 31st 2010

List of Annexes

List of Annexes:

Annex 1	Product Specifications

Annex 1.1	Product Specification 185Wp, 72 cells, Jinko cells

Annex 1.2	Product Specification 190Wp, 72 cells, Jinko Cells

Annex 1.3	Product Specification 225Wp, 60 cells, Jinko Cells

Annex 2	Warranty terms

Annex 3	Quality Criteria

Annex 4	Quantities

Annex 5	Price List and payment terms

Annex 6	Flash test data – sample data

Annex 7	Packaging

(See below)

Annex 1

Product Specifications

Annex 1.1: Product Specifications

****

****	Confidential material omitted and filed separately with the Commission.

New Supply Contract and Distribution Agreement between JINKO and IBC dated May 31st 2010

Annex 2

Warranty Terms

1.	Limited Product Warranty – Five Years Repair, Replacement or Refund

Jinko Solar Co., Ltd. (“Jinko”) warrants that its photovoltaic modules together with the DC connector cable assemblies are free from defects, if any, in materials and workmanship under normal application, use, installation and service conditions for a period of pending sixty (60) months from the shipment date of Jinko modules (“Modules”) to the original end-customer (“Customer”). If Modules become malfunction or inoperative due to defect in material or workmanship during such pending sixty (60) months period set forth above, Jinko will, at its own option, either repair or replace the Modules in problem, or refund a reasonable portion of the purchase price as paid by the Customer(“Purchase Price”). The repair or replacement or refund remedy shall be the sole and exclusive remedy provided under this Limited Warranty.

2.	Limited Peak Power Warranty and Limited Remedy

A,    12 YEARS

Provided that, within a period of twelve (12) years from the shipment date of the Modules to the Customer, any Module exhibits a power output less than 90% of the minimum peak power at Standard Test Conditions, and the reason for such loss in power is due to Modules’ defects in material or workmanship attributed to Jinko , who will, at its sole option and discretion, either [1] make up such loss in power by providing to Customer additional Modules; or [2] repair or replace the defective Modules including free shipping to the place supplied by Jinko; or [3]refund Customer such loss proportion arising from unqualified power output which less than 90% of the minimum peak power.

    B.25 years

Provided that, within a period of twenty-five (25) years from shipment date of the Modules to the Customer, any Module exhibits a power output less than 80% of the minimum peak power at Standard Test Conditions, and the reason for such loss in power is due to Modules’ defects in material or workmanship attributed to Jinko, who will, at its sole option and discretion, either [1] make up such loss in power by providing to the end-user Customer additional Modules; or [2] repair or replace the defective Modules including free shipping to the place applied by Jinko; or [3] refund Customer such loss proportion arising from unqualified power output which less than 80% of the minimum peak power.

The remedies set forth in Section 2 are the sole and exclusive remedies provided under the limited minimum Peak Power Warranty.

3.	Exclusions and Limitations;

A.	Warranty claims, in any event, shall be filed in writing to Jinko or its authorized distributors within the applicable warranting period
B.	These Limited Warranties will not be applied to normal wear and tear, to the natural effects of exposure to weather conditions over time, or to the Modules which under Jinko’s sole judgment have been subjected to:

•	Misuse, abuse, neglect, vandalism or accident;

•	Alteration, improper installation or application

•	Repair or modifications that do not strictly follow the manufacturer’s instructions;

•	Non-observance of Jinko’s maintenance instructions;

•	Power failure, electrical spikes or surges, lighting, flood, fire, accidental breakage or otherevents outside the control of Jinko.

New Supply Contract and Distribution Agreement between JINKO and IBC dated May 31st 2010

C.	These Limited Warranties only cover the transportation costs for shipment of any repaired or replaced Modules to the place applied by Jinko. Any costs for returning the Modules to Jinko or its authorized agents and authorized distributors, or costs associated with installation, removal or reinstallation of the Modules, shall be borne by the end user Customers.

D.	Warranty claims will not be honored if the type or serial number of Jinko Modules have been altered, removed or made illegible without written authorization from Jinko.

4.	Transferability

This warranty is extended to the original end-user purchaser, and is also transferable to any subsequent owner of the location or holder of the product when Module(s) remain at their original installed location upon satisfactory proof of succession or assignment.

5.	Obtaining Warranty Performance

In order to obtain warranty service under the Jinko Limited Warranty, the end user Customer should promptly notify Jinko regional customer service center. Together with the notification, the complete serial number printed on the module label and the shipment date of its Modules shall be marked as well. If the Modules will be returned for inspection, repair or replacement by Jinko, Jinko will give the Customer a Return Merchandise Authorization (RMA). However, Jinko will not accept a return of any Modules without a RMA

6.	Disputes

No action, regardless of form, arising out of or in any way connected with this Limited Warranty, may be brought by the end user Customer more than one (1) year from the date when causes of action occurred.

7.	Various

The repair or replacement of the Modules or the supply of additional Modules does not lead to a new commencement of warranty terms, nor shall the original terms of this Limited Warranty be extended. Any replaced Modules shall become the property of Jinko. Jinko shall at its own options to deliver another type of PV Modules (different in size, color, shape, or power), either a new brand or the original one, in case of that Jinko has discontinued producing the module in question at the time of the claim.

8.	Force Majeure

Jinko shall not be in any way be responsible or liable to the end user Customer or any third-party arising out of any non-performance or delay in performance of any terms and conditions of sale, including this Limited Warranty, due to fire, flood, blizzard, hurricane, thunder, acts of God, changes of public policies, terrorism, war, riots, strikes, unavailability of suitable and sufficient labor or materials and other events which are out of control of Jinko.

New Supply Contract and Distribution Agreement between JINKO and IBC dated May 31st 2010

NOTE: “Peak Power” is the power in watt peak that a PV-module generates in its maximum power point. Jinko Solar measurements are as follows (a) light spectrum of AM 1.5, (b) an irradiation of 1,000W perm2 and (c) a cell temperature of 25 degree Centigrade. The measurements are carried out in accordance with IEC61215 as tested at the junction box terminals per the calibration and testing standards of Jinko valid at the date of manufacture of the PV-Modules. Jinko’s calibration standards shall be in compliance with the standards applied by international institutions accredited for this purpose.

Annex 3

Quality Criteria

****

****	Confidential material omitted and filed separately with the Commission.

New Supply Contract and Distribution Agreement between JINKO and IBC dated May 31st 2010

Annex 4

Annex 4 Quantity 2010 31st May 2010

To the New Supply Contract and Distribution-Agreement between JINKO and IBC SOLAR AG dated on 31st May 2010:

Both parties agree on following conditions for delivery mono and poly crystalline solar modules IBC MonoSol 185 MS, IBC MonoSol 190MS (size 1580 mm × 808mm × 45mm) and IBC PolySol 225MS:

1.	The total quantity for 2010 is 30Mwp based on the mono and poly crystalline specification.

2.	The Poly crystalline module type will be introduced only after confirmation by IBC upon having received all information, certification and documentation required.

3.	JINKO ensures to work strongly to speed up the delivery and to reach the 30MWp arriving in 2010. The last deliveries to arrive at the beginning of December 2010.

4.	Both Parties agree that any supplementary production in Q3 2010 will be offered firstly and to IBC!

5.	Both Parties agree that no shipments will be delayed except for cases of force majeure.

6.	JINKO ensures that the maximum amount of container per ship is 30 containers.

7.	Mixed container is not allowed be shipped.

The monthly allocation for mono and poly crystalline module is as follows:

****

****	Confidential material omitted and filed separately with the Commission.

New Supply Contract and Distribution Agreement between JINKO and IBC dated May 31st 2010

Annex 4 Quantity 2010 31st May 2010

ShangHai, date 31.05.2010	Bad Staffelstein, Date:

/s/ Li Xiande	/s/ Udo Möhrstedt
Mr. Li Xiande on behalf of JINKO Solar Import and Export Co., Ltd.	Mr. Udo Möhrstedt, CEO on behalf of IBC SOLAR AG

/s/ Anita Li Yan	/s/ Christian Lieberth
Ms Anita Li Yan; General Manager on behalf of JINKO Solar Import and Export Co., Ltd	Mr. Christian Lieberth, Vice President of Purchasing and Product Management on behalf of IBC SOLAR AG

New Supply Contract and Distribution Agreement between JINKO and IBC dated May 31st 2010

Annex 5

To the New Supply Contract and Distribution-Agreement between JINKO and IBC SOLAR AG dated on 27th May 2010:

Both parties agree on following conditions for delivery mono and poly crystalline solar modules IBC MonoSol 185 MS, IBC MonoSol 190MS (size 1580 mm × 808mm × 45mm) and IBC PolySol 225MS

Price List

1.	Price will be calculated according to the nominal power and will be paid in USD. CIF European Seaport, Incoterms 2000.

2.	Price for June, July, August, September and October 2010 is defined as US$****/Wp, While the Price for November is negotiable for both parties according to market situation. A final price for November and December 2010 must be defined at the latest September 2010.

3.	The above defined Price is calculated with the compatible MC4 connector. Provided that IBC requires using the original MC4, therefore IBC will delivery Jinko certain MC4 connector according to the defined quantity. In addition IBC ensures Jinko that the price for the original MC4 connector will be lower than ****€ per pairs for the whole year of 2010.

4.	Payment terms: Both parties agree on a different payment terms and it is defined as follows:

Payment in June and July of 2010: ****% down payment of the total quantity in June and July by T/T has been done. The rest ****% shall be paid by T/T **** days according to the BoL date. **** days T/T Payment terms for the rest ****% amount is subject to Sinosure insurance coverage for every single purchasing order.

Payment terms as of August 2010 and afterwards: ****% shall be paid by T/T **** days according to the BoL date. It is subject to Sinosure insurance coverage for every single purchasing order. Pricing is measured on the basis of Nominal Power according to the data-sheet of the purchased modules and calculated for shipments of full container loads only. The combination of different types of modules in one container should be avoided.

5.	JINKO is open for further discussion on payment terms after 2010 if there are any difficulties in selling these modules to the market.

ShangHai, date 31.5.2010	Bad Staffelstein, Date:

/s/ Li Xiande	/s/ Udo Möhrstedt
Mr. Li Xiande	Mr. Udo Möhrstedt, CEO
On behalf of	On behalf of
JINKO Solar Import and Export Co., Ltd.	IBC SOLAR AG

/s/ Anita Li Yan	/s/ Christian Lieberth
Ms. Anita Li Yan; General Manager	Mr. Christian Lieberth, Vice President of
on behalf of	Purchasing and Product Management
JINKO Solar Import and Export Co., Ltd	on behalf of
IBC SOLAR AG

Annex 5 Price List and Payment 2011 30th Sep 2010

To the New Supply Contract and Distribution – Agreement between JINKO and IBC SOLAR AG dated on 31st May 2010:

Both parties agree on following conditions for delivery mono and poly crystalline solar modules with a total supply quantity amount to 130 MW in the year of 2011 (IBC MonoSol 195 MS, IBC MonoSol 200MS (size 1580 mm × 808mm × 45mm) and IBC PolySol 225MS, IBC PolySol 230MS (Size 1650mm × 992mm × 45mm), as well as Jinko own brand solar modules.

Price List

1.	Price will be calculated according to the nominal power and will be paid in USD, CIF European Seaport, Incoterms 2000.

****	Confidential material omitted and filed separately with the Commission.

2.	Price for Quarter 1, 2011 is defined as US$****/Wp. If the market price fluctuates ****% against contract price, both parties agreed to negotiate in good will according to the market situation.

3.	The Price for Quarter 2, Quarter 3 and Quarter 4 of 2011 will be defined no later than four weeks before the beginning of each calendar quarter in 2011. If the market price fluctuates ****% against contract price, both parties agreed to negotiate in good will according to the market situation.

4.	The above defined Price is calculated with the compatible MC4 connector. Provided that IBC requires using the original MC4 connector made by Multi Contact, Switzerland, IBC shall deliver Jinko with such MC4 connector according to the supply quantity of the modules specified in Annex 4 Quantities, or as amended by the parties from time to time. IBC ensures Jinko that the price for the original MC4 connector will be reasonable and competitive and shall be lower than 2 Euro per pairs for the whole year of 2011.

5.	Jinko guarantees that the contracted volume will be delivered on time according to the Purchase Order confirmed by Jinko according to this Agreement. Both parties agree that a ****-week maximal delivery delay will be accepted by IBC.

6.

IBC will pay **** million USD as down payment for 2011 contract (“Down Payment”) before 10th October 2010, provided that Jinko issues bank guarantee letter to the Deutsche Bank which is appointed by IBC and confirmed by the Deutsche Bank and by China Merchant Bank which is appointed by Jinko on/before 8th October 2010. Such bank guarantee letter shall become effective upon receiving the Down Payment by Jinko in full amount.

The **** million USD of the Down Payment shall be offset against the total purchase price for each shipment in Quarter 3 2011 and the remaining **** million USD of the Down Payment shall be offset against the total purchase price for each shipment in Quarter 4 2011, both on a straight-line basis. The supply quantities and supply schedules for the year 2011 are specified in Annex 4 Quantities which shall be agreed by both parties no later than 30 November 2010; however, such quantities could be increased or decreased by ****% by IBC or Jinko through thirty-day prior written notice before each calendar quarter. Such adjustment on quantities shall be subject to the other party’s written consent which shall not be unreasonably withheld or delayed.

7.	In case the Agreement is terminated by IBC with the good causes in accordance with Article 8.3 of the Agreement, or by Jinko with the good causes in accordance with Article 8.3(a), Jinko shall refund unabsorbed Down Payment to IBC without any delay.

8.	Both parties agree that the payment terms for the Quarter 1 and Quarter 2 of the year 2011 is ****% by T/T **** days after the B/L-date. The payment terms for the remaining payment of Quarter 3 and Quarter 4 of the year 2011 (after the deduction of Down Payment according to the Article 6) shall be T/T **** days after B/L-date. However, the Payment terms for Quarter 2, Quarter 3 and Quarter 4 of 2011 may be modified no later than **** weeks before the beginning of each calendar quarter of 2011, if there are any difficulties in selling theses modules to the market.

9.	Any kind of payment terms agreed by both parties is subject to Sinosure insurance coverage for every single purchasing order and shall not beyond the terms approved by Sinosure Insurance.

10.	The purchase price for each shipment is measured on the basis of Nominal Power according to the data-sheet of the purchased modules and calculated for shipments of full container loads only. The combination of different types of modules in one container should be avoided.

11.	The New Supply Contract and Distribution-Agreement dated 31 May 2010 is extended for one further calendar year. In case of any discrepancy between the terms and conditions of this Annex 5 and the terms and conditions of the New Supply Contract and Distribution-Agreement, this Annex 5 shall prevail.

/s/ Chen Kang Ping	/s/ Norbert Hahn
Mr. Chen Kang Ping; CEO on behalf of JINKO Solar Import and Export Co., Ltd.	Mr. Norbert Hahn; CSO on behalf of IBC SOLAR AG

/s/ Anita Li Yan	/s/ Christian Lieberth
Ms. Anita Li Yan; Sales Director on behalf of JINKO Solar Import and Export Co., Ltd.	Ms. Christian Lieberth; Vice President of Purchasing and Product Management on behalf of IBC SOLAR AG

****	Confidential material omitted and filed separately with the Commission.

New Supply Contract and Distribution Agreement between JINKO and IBC dated May 31st 2010

Annex 6

FLASH REPORT

Serial no.	Pallet NO.	Container NO.	Invoice NO.	Flash date	Pmax	Voc	Isc	Vmpp	Impp

New Supply Contract and Distribution Agreement between JINKO and IBC dated May 31st 2010

Annex 7

Packaging